UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
March 12, 2019

Rite Aid Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011
(Address of principal executive offices, including zip code)

(717) 761-2633
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On March 12, 2019, the Board of Directors of Rite Aid Corporation (the “Company”) approved a leadership transition and organizational restructuring to better align its structure with the Company’s operations and to reduce costs.

In connection with this restructuring, the Company will make certain changes to management positions and will reduce managerial layers and consolidate roles across the organization, resulting in the elimination of approximately 400 full-time positions, or more than 20% of the corporate positions located at the Company’s headquarters and across the field organization. Approximately two-thirds of the reductions will take place immediately with the balance by the end of fiscal year 2020.

As a result of the restructuring, Rite Aid expects to achieve annual cost savings of approximately $55 million, of which approximately $42 million will be realized within fiscal year 2020. These cost savings will serve to offset an expected reduction in income associated with its diminishing obligations under the Transition Services Agreement with Walgreen Co., which related to the prior sale of stores.

The Company expects to incur a one-time pre-tax restructuring charge, consisting of employee separation costs, of approximately $38 million, approximately $32 million of which will result in future cash expenditures.

To the extent applicable, the information in Item 5.02 of this report is incorporated by reference into this Item 2.05.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of the leadership transition described in Item 2.05 of this report, the Board of Directors will be commencing a search process for a new Chief Executive Officer. John Standley, the Company’s Chief Executive Officer, will continue to serve as Chief Executive Officer of the Company until the appointment of his successor.

Also, Darren Karst, Senior Executive Vice President, Chief Financial Officer and Chief Administrative Officer, will cease to serve in those roles effective immediately and will be leaving the Company following a transition period.

The Company has entered into Separation Agreements with Messrs. Standley and Karst providing for a general release of claims in favor of the Company consistent with the terms of their existing employment agreements. Amounts payable to Messrs. Standley and Karst in connection with their separations will be governed by their existing employment agreements.

In addition, Kermit Crawford, President and Chief Operating Officer of the Company, is leaving the Company by mutual agreement effective immediately.  The Company has entered into a Separation Agreement with Mr. Crawford providing for a separation payment equal to $5,000,000 payable in equal installments over a 24 month period subject to executing a general release of claims in favor of the Company.  Mr. Crawford will also be relieved of his obligation to repay $520,073 to the Company, which represents the repayment obligation with respect to the cash-based inducement award paid to Mr. Crawford upon his hire.

As part of the announced leadership transition, Bryan Everett has been promoted to Chief Operating Officer of the Company effective immediately.  Mr. Everett, 45, joined the Company in August 2015 as Executive Vice President of Store Operations and has served as Chief Operating Officer of Rite Aid Stores since September 2017.  Prior to joining the Company, he held multiple senior leadership positions at Target Corporation, ultimately serving as senior vice president of store operations. In that role, he focused on talent management, strategy development, operational efficiency and integrated technology solutions. He also led new format, new store and remodel programs while also overseeing pharmacy and clinic operations. Before joining Target, Mr. Everett also held store operations management positions at Fleming Wholesale and ALDI Inc. Mr. Everett also serves as a member of The Rite Aid Foundation Board of Directors.

Effective as of March 12, 2019, Mr. Everett’s annual base salary will be $750,000. Mr. Everett’s target annual bonus opportunity will be set at 125% of his base salary and his target long-term incentive compensation award opportunity will be set at 250% of his base salary.

In addition, Matthew Schroeder has been promoted to Chief Financial Officer of the Company effective immediately.  Mr. Schroeder, 49, has served as Senior Vice President, Chief Accounting Officer and Treasurer of the Company since November 2017.  Mr. Schroeder joined the Company in 2000 as Vice President of Financial Accounting and served as Group Vice President of Strategy, Investor Relations and Treasurer from 2010 until November 2017.  Prior to joining the Company, Mr. Schroeder worked for Arthur Andersen, LLP, where he held several positions of increasing responsibility, including audit senior and audit manager. He also currently serves as treasurer and a member of the Board of Directors of The Rite Aid Foundation.  Mr. Schroeder will cease to serve as Chief Accounting Officer and Treasurer.

Effective as of March 12, 2019, Mr. Schroeder’s annual base salary will be $550,000. Mr. Schroeder’s target annual bonus opportunity will be set at 100% of his base salary and his target long-term incentive compensation award opportunity will be set at 150% of his base salary.

Brian Hoover has been promoted to Chief Accounting Officer of the Company effective immediately.  Mr. Hoover, 54, has served as Group Vice President and Controller of the Company since November 2017.  Over the past 24 years, Mr. Hoover has served in various positions of increasing responsibility at the Company in financial analysis, category management and marketing, budgeting and accounting.

Effective as of March 12, 2019, Mr. Hoover’s annual base salary will be $325,000. Mr. Hoover’s target annual bonus opportunity will be set at 50% of his base salary and his target long-term incentive compensation award opportunity will be set at 75% of his base salary.

There are no arrangements or understandings between Mr. Everett, Mr. Schroeder or Mr. Hoover and any other person pursuant to which such person was selected as an officer.  There are no family relationships between Mr. Everett, Mr. Schroeder or Mr. Hoover and any director or executive officer of the Company.  Other than as described below, none of Mr. Everett, Mr. Schroeder or Mr. Hoover has been party to any reportable transactions with the Company pursuant to Item 404(a) of Regulation S-K. Mr. Schroeder’s brother is a partner in the law firm of Littler Mendelson P.C. The Company paid the law firm approximately $1.5 million in fiscal year 2019 for employment and labor legal services. These legal services are provided to Rite Aid on an arm’s length basis. Mr. Schroeder has never had any role or involvement in the supervision of these services provided to the Company or in any decisions regarding the retention of Littler Mendelson. The Company’s relationship with Littler Mendelson pre-dates Mr. Schroeder becoming an executive officer of the Company. The Nominating and Governance Committee has reviewed the Company’s ongoing relationship with Littler Mendelson to ensure that it remains in the best interests of the Company.

Item 7.01.	Regulation FD Disclosure.

On March 12, 2019, the Company issued a press release relating to the announcement described in Item 5.02 and the announcement of certain other changes pursuant to a leadership transition plan and organizational restructuring. A copy of the Company’s press release is being furnished as Exhibit 99.1 to this Form 8-K.

The information (including Exhibit 99.1) being furnished pursuant to this “Item 7.01 Regulation FD Disclosure” shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated March 12, 2019.

***

Forward-looking Statements

This report contains certain forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995.  Forward-looking statements may generally be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions.  These statements are based upon the current expectations and beliefs and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties may include, but are not limited to, our ability to successfully execute and achieve benefits from our leadership transition plan and organizational restructuring, including our chief executive officer search process, and to manage the transition to a new chief executive officer and other management; the potential for operational disruptions due to, among other things, concerns of management, employees, current and potential customers, other third parties with whom we do business and shareholders; the success of any changes to our business strategy that may be implemented under our new chief executive officer and other management; our ability to achieve cost savings through the organizational restructurings within the anticipated timeframe, if at all; possible changes in the size and components of the expected costs and charges associated with the organizational restructuring plan; and the outlook for and future growth of the Company. A detailed discussion of assumptions and uncertainties are more fully described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and in other documents that we file or furnish with the Securities and Exchange Commission (the “SEC”), which you are encouraged to read. Readers are cautioned not to place undue reliance on any of these forward-looking statements.  These forward-looking statements speak only as of the date hereof. Rite Aid undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: March 12, 2019	By:	/s/ James J. Comitale
	Name:	James J. Comitale
	Title:	Senior Vice President, General Counsel